Exhibit 99.1
Core Messages
•	We’ve entered into an agreement to combine the parent organizations of two great firms and build upon each one’s more than three decades of experience and capabilities in providing quality correctional healthcare. Both PHS Correctional Healthcare (PHS) and Correctional Medical Services (CMS) have been at the forefront of the correctional healthcare field and share the commitment of providing exceptional value to the corrections agencies we serve, while delivering quality care to patients.

•	When the transaction is consummated, the new organization will be focused on our combined companies’ commitment to building collaborative and effective partnerships with our clients. These values have been a part of each company’s culture and will remain our key priority as we move forward together.

•	By combining the parent companies of two of the country’s leading correctional healthcare providers, we will create a single team with best-in-class experience, staffing depth, best practices and leadership on a solid financial platform. We also will have the resources needed to invest in systems and innovations required to meet the evolving needs of our clients.

•	When the transaction is consummated, clients will benefit from an improved depth of resources to support operations with no disruption in services. The combined company also will be well-positioned to serve a rapidly growing number of government agencies seeking private sector alternatives to manage correctional healthcare and most effectively use taxpayer dollars.

•	We will encourage and reward a culture that celebrates the very best of service and care in partnership with our clients. We will bring a winning combination of innovation and experience that will deliver measurable value to clients, growth opportunities for our employees and compassionate care for patients.

•	This announcement has absolutely no impact on any current contracts or bids that either company has submitted. Each company stands independently and completely behind all proposals which have been submitted, and each will be fully honored by the combined company on those terms if awarded. Until the combination is approved and consummated, the companies remain completely separate organizations, competing in the open market, with rigid firewalls in place, which ensure there is no communication, collaboration or sharing of any proposal, pricing, trade secrets, market intelligence or any kind of proprietary information.

•	Upon closing, the combined company will have two primary locations — the corporate headquarters will be in Brentwood, Tenn., and the operational headquarters will be in St. Louis, Mo. The chief executive officer and chief financial officer will be principally located in Brentwood, Tenn. The president and chief operating officer will be principally located in St. Louis, Mo.
Why Do This Merger?
This combination of two highly experienced correctional healthcare companies will benefit our clients, patients and employees in several ways.
•	Our companies have complementary strengths and cultures that will fit together very well — immediately and over the long term.
•	We have the best people in the business and working together, we will be even better.

•	Historically, CMS has had a greater presence in delivering care in statewide, full-risk contracts on behalf of prison systems. PHS has historically had a greater presence in shared risk models where care is delivered in large jail systems.

•	PHS has a proprietary electronic health records system specifically created for the unique needs of correctional healthcare. CMS has a robust claims processing and utilization management system and an extensive business intelligence/data warehouse. Ultimately, those tools will help all of our clients make the most informed decisions about their healthcare programs.

•	Each company has well-established provider networks.

•	The combined company will be better positioned to leverage a larger labor pool and give it greater ability to staff contract sites with quality medical and administrative professionals.

•	We expect the merger to increase the ability to manage risks, making the combined company a more competitive bidder and better able to meet the criteria in correctional healthcare RFPs.
•	There are many organizations competing for each contract in today’s correctional healthcare marketplace. That level of competition is good for our industry. It requires that we continue to grow our investments in people, systems and the depth of resources required to meet the ever increasing needs of corrections agencies. This combination will allow us to continue bringing clients the very best.

•	We are keenly aware and sensitive to the needs of our clients, security personnel and patients for consistency in delivering services under our respective contracts. Please be assured that both companies are totally committed to keeping high quality standards and reliability among those staff members who work in correctional facilities and in direct support of our contracts with corrections agencies. We do not anticipate making changes to these personnel or direct support staff members as we ensure continuity of services and care.

•	After the transaction is completed, all staffing in support of contracts will continue to be driven by contractual requirements and client needs.
Impact on CMS and PHS
This combination will create even greater opportunities for the entire team.
•	The combined organization will have the resources needed to make additional investments in healthcare systems and innovations that will better serve our current and future clients.

•	We will have the depth of financial, operational, personnel and support system resources which will be required to convert the largest state corrections systems from self-operation to contract correctional healthcare management.

•	Employees who seek to work in other geographic or clinical areas will have more opportunities to do so.

•	As we continue to innovate, people will have more opportunities to lead such efforts and continually improve the service we provide.
After closing, the combination of PHS and CMS will be in the best long-term interests of the team that we have assembled over the past 30 years.
•	We expect the combination will create efficiencies in certain areas. While those efficiencies might lead to staff reductions in certain corporate functions, we also expect real growth in jobs in the future as we grow our customer base.

•	Upon closing the combined organization company will have two primary locations — the corporate headquarters will be in Brentwood, Tenn., and the operational headquarters will be in St. Louis, MO. The chief executive officer and chief financial officer will be principally located in Brentwood, TN. The president and chief operating officer will be principally located in St. Louis, MO.

•	This combination will allow us to focus on what we do best — continually providing the best service in partnership with the corrections agencies we serve and compassionate care to patients.

Next Steps in the Process
The transaction is subject to potential government review and satisfaction of customary closing conditions. Because PHS is owned by a publicly traded company, this transaction also needs to be approved by the shareholders of PHS’ parent company. We hope to be able to close the transaction in the second quarter of 2011.
Additional Information and Where to Find It
In connection with the proposed merger, America Service Group will file with the SEC a proxy statement with respect to the special meeting of stockholders that will be held to consider the merger. When completed and filed, the definitive proxy statement and a form of proxy will be mailed to the stockholders of America Service Group. BEFORE MAKING ANY VOTING DECISION, AMERICA SERVICE GROUP’S STOCKHOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICA SERVICE GROUP AND THE PROPOSED MERGER. America Service Group’s stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (in each case, when available) from the SEC’s website at http://www.sec.gov. America Service Group’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (in each case, when available) by directing a request by mail or telephone to America Service Group, Attn: Scott King, General Counsel, 105 Westpark Drive, Suite 200, Brentwood, Tennessee, 37027, telephone: (615)373-3100, or from the investor relations section of America Service Group’s website at www.asgr.com.
Proxy Solicitation
America Service Group and its directors and officers may be deemed to be participants in the solicitation of proxies from America Service Group’s stockholders with respect to the proposed merger. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger. Information regarding America Service Group’s directors and executive officers and their ownership of America Service Group’s common stock is also available in America Service Group’s definitive proxy statement for its 2010 Annual Meeting of Stockholders filed with the SEC on April 28, 2010 and updated on May 28, 2010.

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